UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 28, 2003
 Date of Report  (Date of Earliest Event Reported)

CALIFORNIA STEEL INDUSTRIES, INC.
 (Exact name of Registrant as Specified in its Charter)

DELAWARE
(State Or Other Jurisdiction Of Incorporation Or Organization)

333-79587	33-0051150
Commission File Number	(I.R.S. Employer Identification Number)

14000 SAN BERNARDINO AVENUE FONTANA, CALIFORNIA	92335
(Address Of Principal Executive Offices)	(Zip Code)

(909) 350-6200
(Registrant’s Telephone Number, Including Area Code)

ITEM 4.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

As reported on the Company’s Form 8-K filed on December 19, 2002, the Board of Directors of California Steel Industries, Inc., decided to terminate the engagement of KPMG LLP as its independent auditor upon completion of the December 31, 2002 audit and issuance of their report thereon and accordingly on March 25, 2003 the Company terminated the engagement of KPMG LLP.

In connection with the audits of the two fiscal years ended December 31, 2002 and 2001 and the subsequent interim period through March 25, 2003, there were no disagreements with KPMG LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of KPMG LLP on the consolidated financial staements of California Steel Industries, Inc. as of and for the years ended December 31, 2002 and 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or otherwise modified as to uncertainty, audit scope or accounting principles.

A letter from KPMG LLP is attached as Exhibit 16.1 to this Form 8-K/A.

On December 12, 2002, the Board of Directors of the Company approved the engagement of PricewaterhouseCoopers, LLP (“PwC”) effective as of January 1, 2003. During the two most recent fiscal years ended December 31, 2002 and 2001 and through the date of this Current Report on Form 8-K/A, the Company has not consulted with PwC regarding either (i) the application of accounting principles to a specific completed or contemplated transaction; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither written nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issues; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as defined in Item 304(a)(1)(v).

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ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Exhibits.

	Exhibit Number	Description

	16.1	Letter from KPMG to the Securities and Exchange Commission, dated March 28, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 28, 2003
CALIFORNIA STEEL INDUSTRIES, INC.

	By:	/s/ VICENTE B. WRIGHT

Vicente B. Wright, Interim President and Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit Number	Description

16.1	Letter from KPMG to the Securities and Exchange Commission, dated March 28, 2003

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